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                                                                      EXHIBIT 21

            DIRECT AND INDIRECT SUBSIDIARIES OF BOB EVANS FARMS, INC.

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                                                 State or Other Jurisdiction of
       Name of Subsidiary                         Incorporation or Organization
       ------------------                        -------------------------------
BEF Holding Co., Inc.                                      Delaware

Bob Evans Farms, Inc.                                        Ohio

Bob Evans Restaurants of Michigan, Inc.                    Delaware

Bob Evans Restaurants, Inc.                                  Ohio

BEF RE Holding Co., Inc.                                   Delaware

BEF REIT, Inc.                                               Ohio

Bob Evans Transportation Company, LLC                        Ohio

Owens Country Sausage, Inc.                                  Texas

Owens Foods, Inc.                                            Texas

Owens Country Foods, Inc.                                    Texas

BEF Aviation Co., Inc.                                       Ohio

Mimi's Cafe, LLC                                           Delaware

SWH Corporation                                           California

Mimi's Cafe Kansas, Inc.                                    Kansas

SWH Too, LLC                                               Delaware

SWH Texas, Inc.                                            Delaware

SWH Oklahoma, Inc.                                         Oklahoma

SWH Liquor Company                                           Texas
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